UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 19, 2018

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Charleston, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective December 19, 2018, pursuant to the Merger Agreement among City Holding Company (the “Company”) and Poage Bankshares, Inc. (“Poage”), dated July 11, 2018, Thomas L. Burnette, who was a member of the pre-merger board of directors of Poage, was appointed to the Boards of Directors of the Company and City National Bank of West Virginia. Compensatory arrangements for Mr. Burnette will be consistent with the previously disclosed standard arrangements for non-employee directors of the Company, as described on page 13 of the Company’s proxy statement for its 2018 annual meeting of shareholders filed with the Commission on April 2, 2018, which disclosure is incorporated herein by reference.

As of the date of this filing, Mr. Burnette has not been appointed to any committees of the Company.

Section 8 – Other Events

Item 8.01    Other Events.

On December 19, 2018, the Board of Directors of City Holding Company (“the Company”), declared a dividend of $0.53 per common share for shareholders of record as of January 15, 2019 payable on January 31, 2019.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: December 19, 2018	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer